Exhibit 10.1

COMPANY VOTING AND SUPPORT AGREEMENT

This COMPANY VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of January 25, 2023, by and between Longevity Biomedical, Inc., a Delaware corporation (the “Company”), Denali Capital Acquisition Corp., a Cayman Islands exempted company with limited liability (the “Purchaser”), Denali SPAC Holdco, Inc., a Delaware Corporation (the “Holdco”), and the securityholder of the Company set forth on Schedule I hereto (such individual, the “Securityholder”). The Company, Purchaser and the Securityholder are sometimes referred to herein as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, as of the date hereof, the Securityholder is the holder of record and “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Company Common Stock set forth opposite its name on Schedule I hereto (such shares of Company Common Stock, together with any other common stock of the Company, the beneficial ownership of or voting power over which is acquired by the Securityholder during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 6.1 hereof (such period, the “Voting Period”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, the Company, the Purchaser, Holdco, Denali SPAC Merger Sub, Inc. (“Denali Merger Sub”), Longevity Merger Sub, Inc. (“Longevity Merger Sub”), and Bradford A. Zakes, solely in the capacity as Seller Representative thereunder, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Denali Merger Sub will merge with and into Purchaser, with Purchaser surviving as the wholly-owned subsidiary of Holdco (the “Denali Merger”), and (ii) Longevity Merger Sub will merge with and into the Company, with the Company surviving as the wholly-owned subsidiary of Holdco (the “Longevity Merger”, and together with the Denali Merger, the “Merger”).

WHEREAS, (i) as a result of the Denali Merger, each Purchaser Ordinary Share issued and outstanding immediately prior to the effective time of the Denali Merger will be converted into the right to receive one share of common stock of Holdco, par value $0.01 per share (“Holdco Common Stock”), and (ii) as a result of the Longevity Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Longevity Merger will be converted into the right to receive a certain number of shares of Holdco Common Stock (such transaction described in clauses (i) and (ii), together with the Merger and other transactions contemplated by the Merger Agreement, the “Transactions”); and

WHEREAS, as a condition to the willingness of the Purchaser and Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, the Securityholder is executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Securityholder, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares. The Securityholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the stockholders of the Company (and at any or all adjournments or postponements thereof), and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within 24 hours after (x) the Registration Statement has been declared effective and (y) requested by Company’s board of directors, the Securityholder shall, if a meeting is called, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and the Securityholder shall vote or consent (or cause to be voted or consented)), in person or by proxy, all of its Subject Shares (a) in favor of the adoption of the Merger Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any material respect of any representation, warranty, covenant, obligation or agreement of the Company contained in the Merger Agreement, (c) in any other circumstance upon which a consent or other approval is required under the Organizational Documents of the Company or otherwise sought with regards to, or in connection with, the Merger Agreement or the Transaction, in favor thereof, and (d) against any Alternative Transaction and any other action or proposal involving Company or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions in any material respect or would reasonably be expected to result in any of Company’s closing conditions or obligations under the Merger Agreement not being satisfied. The Securityholder agrees not to, and shall cause its affiliates not to, enter into any agreement, commitment or arrangement with any person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by the Securityholder in his capacity as a director, officer, employee, agent or other representative (collectively, “Representatives”) of the Company. The Securityholder is executing this Agreement solely in such capacity as a record or beneficial holder of the Company Common Stock.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) The Securityholder agrees that during the Voting Period it shall not, and shall cause its affiliates not to, without the Purchaser’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) permit to exist any Lien of any nature whatsoever with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting the Securityholder’s ability to perform its obligations under this Agreement. Notwithstanding the foregoing, the Securityholder may Transfer any shares of Company Common Stock (1) to any member of such Securityholder’s immediate family, or to a trust for the benefit of Securityholder or any member of Securityholder’s immediate family, the sole trustees of which are such Securityholder or any member of such Securityholder’s immediate family, (2) by will, other testamentary document, under the Laws of intestacy or by virtue of Laws of descent and distribution upon the death of Securityholder, or (3) by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, in each case, in accordance with the terms of the Company’s governing documents; provided, further, that such transferee of such Subject Shares evidences in a writing reasonably satisfactory to the Purchaser such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Securityholder. Any attempted transfer of Subject Shares or any interest therein in violation of this Section 3.1 shall be null and void.

(b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. The Securityholder agrees, while this Agreement is in effect, to notify the Purchaser promptly in writing (e-mail being sufficient) of the number of any additional shares of Company Common Stock acquired by the Securityholder, after the date hereof.

(c) The Securityholder agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of the Securityholder contained in this Agreement inaccurate in any material respect. The Securityholder further agrees that it shall use its commercially reasonable efforts to cooperate with the Purchaser to effect the transactions contemplated hereby and the Transactions.

(d) The Securityholder agrees, during the Voting Period, to notify the Company and the Purchaser promptly in writing of any changes in the Securityholder’s ownership of the Subject Shares.

Section 3.2 Standstill Obligations of the Securityholder. The Securityholder covenants and agrees with the Purchaser that, during the Voting Period, the Securityholder shall not act in concert with any person to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with any person with respect to the voting of the Subject Shares, except as provided by Article II of this Agreement.

Section 3.3 Stop Transfers. The Securityholder agrees with, and covenant to, the Purchaser that the Securityholder shall not request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Share during the term of this Agreement without the prior written consent of the Purchaser other than pursuant to a transfer permitted by Section 3.1(a) of this Agreement, and the Company agrees that it will not honor any such request from the Securityholder.

Section 3.4 Consent to Disclosure. The Securityholder hereby consents to the publication and disclosure in the Registration Statement / Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Holdco, the Purchaser or the Company to any Governmental Authority or to securityholders of Purchaser) of the Securityholder’s identity and beneficial ownership of Subject Shares and the nature of the Securityholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Holdco, the Purchaser or the Company, a copy of this Agreement. The Securityholder will promptly provide any information reasonably requested by Holdco, the Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 3.5 No Challenges. The Securityholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, Denali Merger Sub, Longevity Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

Section 3.6 Lock-up Agreement. The Securityholder (and any Person to whom the Securityholder transfers its Subject Shares as permitted by the terms of this Agreement) will deliver, at the Closing, a duly executed copy of the Lock-up Agreement, substantially in the form agreed under the Merger Agreement.

Section 3.7 Exclusivity. Unless this Agreement shall have been terminated in accordance with Section 6.1, the Securityholder agrees not to, and shall cause its, his or her Affiliates or Representatives not to, (a) accept, initiate, respond to, encourage, entertain, solicit, negotiate, provide information with respect to or discuss other offers for an Acquisition Proposal; (b) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an Acquisition Proposal; (c) enter into any Contract regarding an Acquisition Proposal; (d) prepare or take any steps in connection with a public offering of any equity securities of any group company (or any successor to or parent company of any group company); or (e) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing or seek to circumvent this Section 3.7 or further an Acquisition Proposal. The Securityholder agrees to (A) notify the Company and Purchaser promptly upon receipt (and in any event within forty-eight (48) hours after receipt) of any Acquisition Proposal, and to describe the terms and conditions of any such Acquisition Proposal in reasonable detail (including the identity of the Persons making such Acquisition Proposal), (B) keep the Company and Purchaser fully informed on a current basis of any material modifications to such offer or information and (C) not (and shall cause its Affiliates and Representatives not to) conduct any further discussions with, provide any information to, or enter into negotiations with such Persons. The Securityholder shall immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than Purchaser and its Representatives) that may be ongoing with respect to an Acquisition Proposal and terminate any such Person’s and such Person’s Representative’s access to any electronic data room. Each Stockholder shall not release any third party from, or waive, amend or modify any standstill or confidentiality provision with respect to an Acquisition Proposal in any agreement to which such Stockholder is a party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDER

The Securityholder hereby represents and warrants to the Purchaser and the Company as follows:

Section 4.1 Binding Agreement. The Securityholder is an individual with full legal capacity and has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If the Securityholder is an entity, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Securityholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of the Securityholder, as applicable. This Agreement, assuming due execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). If the Securityholder is an individual and is married, and any of the Subject Shares of such Securityholder constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable with respect to the Securityholder, the Securityholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A and this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, the Securityholder’s spouse, enforceable against the Securityholder’s spouse in accordance with its terms. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Securityholder.

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Securityholder’s name the number of all of the Subject Shares over which the Securityholder have beneficial ownership as of the date hereof. As of the date hereof, the Securityholder is the lawful owner of the Subject Shares denoted as being owned by the Securityholder on Schedule I and have the sole power to vote or cause to be voted such Subject Shares. The Securityholder has good and valid title to the Subject Shares denoted as being owned by the Securityholder on Schedule I, free and clear of any and all pledges, charges, proxies, voting agreements, Liens, adverse claims, options and demands of any nature or kind whatsoever, other than those created by this Agreement, and those imposed by applicable Law, including federal and state securities Laws. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by the Securityholder pursuant to arrangements made by the Securityholder. Except for the Subject Shares denoted on Schedule I, as of the date of this Agreement, the Securityholder is not a beneficial owner or record holder of any (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, or (iii) options or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

Section 4.3 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Securityholder and the consummation by the Securityholder of the transactions contemplated hereby. If the Securityholder is a natural person, no consent of the Securityholder’s spouse is necessary under any “community property” or other Laws in order for the Securityholder to enter into and perform its obligations under this Agreement.

(b) None of the execution and delivery of this Agreement by the Securityholder, the consummation by the Securityholder of the transactions contemplated hereby or compliance by the Securityholder with any of the provisions hereof shall (i) if the Securityholder is an entity, conflict with or result in any breach of the organizational documents of the Securityholder, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Securityholder is a Party or by which the Securityholder’s Subject Shares or assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair the Securityholder’s ability to perform its obligations under this Agreement in any material respect.

Section 4.4 Reliance by the Company. The Securityholder understands and acknowledges that the Purchaser is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Securityholder.

Section 4.5 No Inconsistent Agreements. The Securityholder hereby covenants and agrees that, except for this Agreement, the Securityholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securityholder’s Subject Shares inconsistent with the Securityholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Securityholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of the Securityholder contained herein untrue or incorrect in any material respect or have the effect of preventing the Securityholder from performing any of its material obligations under this Agreement.

Section 4.6. Securityholder Has Adequate Information. The Securityholder is sophisticated shareholder and has adequate information concerning the business and financial condition of the Purchaser and the Company and its proposed Subsidiaries (including the Targets) to make an informed decision regarding the Transactions and has independently and without reliance upon the Purchaser or the Company and based on such information as the Securityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Securityholder acknowledges that the Purchaser had not made and does not make any representation or warranty, whether express or implied, to the Securityholder with respect to the subject matter of this Agreement except as expressly set forth in this Agreement. The Securityholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Securityholder are irrevocable.

Section 4.7. Absence of Litigation. As of the date hereof, there is no Proceeding pending or, to the knowledge of the Securityholder, threatened, against the Securityholder that would reasonably be expected to impair the ability of the Securityholder to perform the Securityholder’s obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Purchaser hereby represents and warrants to the Securityholder as follows:

Section 5.1 Binding Agreement. The Company is a corporation duly incorporated and validly existing under the Laws of the State of Delaware. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement, assuming due authorization, execution and delivery hereof by the Securityholder, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of the Company, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, Law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing as would not reasonably be expected to impair the Company’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, without any further action by any of the Parties, and neither the Purchaser nor the Securityholder shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) the mutual written consent of each Party, (b) the Closing Date (following the performance of the obligations of the Parties required to be performed on the Closing Date) and (c) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement in accordance with this Section 6.1 shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party or relieve such Party from liability for such Party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Article VI and Article VII (other than the provisions of Section 7.13, which shall terminate) shall survive the termination, in accordance with this Section 6.1, of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement and the Merger Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

Section 7.2 Fees and Expenses. All Expenses incurred in connection with this Agreement, the Merger Agreement, and transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated, except as expressly provided otherwise herein or in the Merger Agreement.

Section 7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 7.4 Amendments, Waivers. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of the Parties hereto. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Securityholder on behalf of itself, may each in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (b) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 7.5 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means (including e-mail), with affirmative confirmation of receipt, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Securityholder, to: Such Securityholder’s address as set forth on the Securityholder’s signature page hereto.
If to the Purchaser or Holdco, to: Denali Capital Acquisition Corp. 437 Madison Avenue, 27th Floor New York, New York 10022 Attn: Lei Huang Telephone No.: 646-978-5180 E-mail: lei.huang@itradeup.com with copies (which will not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attn: David Ni
Telephone No.: (212) 839-5300
E-mail: dni@sidley.com

Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, California 90067
Attn: Joshua G. DuClos
Telephone No.: (310) 595-9500
E-mail: jduclos@sidley.com

If to the Company, to:

Longevity Biomedical, Inc.
12100 NE 195th Street, Suite 150
Bothell, WA 98011
Attn: Bradford A. Zakes, President and CEO
Telephone No.: (425) 748-7529
E-mail: bzakes@cerevast.com

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue, NW, Suite 900
Washington, DC 20001
Attn: Andrew M. Tucker, Esq.
Telephone No.: (202) 689-2987
E-mail: andy.tucker@nelsonmullins.com

Section 7.6 Headings. The descriptive headings contained in this Agreement are included solely for convenience of reference only, are not part of the agreement of the Parties and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

Section 7.8 Entire Agreement; Assignment. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Merger Agreement and Ancillary Documents to which the Parties hereto are parties, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein. Except for transfers permitted by Section 3.1, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties hereto, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

Section 7.9 Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 7.10 Construction; Interpretation. The term “this Agreement” means this Voting and Support Agreement together with the Schedule hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement, the Merger Agreement, or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or Orders) by succession of comparable successor statutes, regulations, rules or Orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 7.11 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than the state of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New Castle County, Delaware (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 7.5. Nothing in this Section 7.11 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 7.12 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

Section 7.13 Waiver of Jury Trial. Each Party hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each Party hereto (a) certifies that no representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of any Action, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.13.

Section 7.14 Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

Section 7.15 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Securityholder, on the one hand, and the Company or Purchaser, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties. Without limiting the generality of the foregoing sentence, the Securityholder (a) is entering into this Agreement solely on its own behalf and, except as expressly set forth in this Agreement, shall not have any obligation to perform on behalf of any other holder of Company Common Stock or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Company Common Stock and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law. The Securityholder has acted independently regarding its decision to enter into this Agreement and regarding its investment in the Purchaser.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Purchaser, and the Securityholder have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY
Longevity Biomedical, Inc.
By:	/s/ Bradford A. Zakes
	Name:	Bradford A. Zakes
	Title:	President & CEO

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Company, Purchaser, and the Securityholder have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser
Denali Capital Acquisition Corp.
By:	/s/ Lei Huang
	Name:	Lei Huang
	Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Company, Purchaser, and the Securityholder have caused this Agreement to be duly executed as of the day and year first above written.

SECURITYHOLDER
/s/ Bradford A. Zakes
Name:	Bradford A. Zakes
Address:	12100 NE 195th Street
Suite 150
Bothell, WA 98011
Email:	bzakes@cerevast.com

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Beneficial Ownership of Securities

Bradford A. Zakes	One (1) share of Company Common Stock

[Schedule I]

Exhibit A

Form of Spousal Consent

I, ____________________, spouse of ___________________ (“Securityholder”), acknowledge that I have read the Company Voting and Support Agreement, executed by Securityholder with Denali Capital Acquisition Corp., a Cayman Islands exempted company with limited liability (the “Purchaser”), Denali SPAC Holdco, Inc., a Delaware Corporation (the “Holdco”) and Longevity Biomedical Inc., a Delaware corporation (the “Company”), on _______, (the “Agreement”), and that I know the contents of the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

I am aware that the Agreement contains provisions regarding Company Common Stock (as defined in the Merger Agreement) that my spouse may own, including any interest that I might have therein. I understand and agree that my interest, if any, in any Company Common Stock subject to the Agreement shall be irrevocably subject to the Agreement and the other agreements referred to therein. I further understand and agree that any community property interest that I may have in such Company Common Stock shall be similarly subject to the Agreement and the other agreements referred to therein.

I irrevocably constitute and appoint Securityholder as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Company Common Stock in which I now have or hereafter acquire any interest and in any and all Company Common Stock now or hereafter held of record by Securityholder (including but not limited to, the right, without further signature, consent or knowledge, to exercise amendments and modifications of, and to terminate, the foregoing agreements and to dispose of any and all such Company Common Stock), with all powers I would possess if personally present, it being expressly understood and intended that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of Securityholder, or dissolution of marriage, and this proxy will not terminate without the consent of each Party.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after carefully reviewing the Agreement that I will not seek such guidance or counsel.

Name:
Date:

[Exhibit A]